Exhibit 23.1

CONSENT OF T. ALAN WALLS, CPA, P.C.

We consent to the incorporation by reference in this Registration Statement of Bad Toys, Inc. on Form S-8 of our report dated March 22, 2003 appearing in the Annual Report on Form 10-K of Bad Toys, Inc. for the year ended December 31, 2002.

T. ALAN WALLS, CPA, P.C.

BY:	/s/ T. Alan Walls

ITS:	President

DATE: 3-11-04